UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): January 26, 2022
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PLEXUS CORP.
(Exact name of registrant as specified in its charter)
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Wisconsin	001-14423	39-1344447
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Plexus Way
Neenah, Wisconsin 54957
(Address of principal executive offices) (Zip Code)
Telephone Number (920) 969-6000
(Registrant’s telephone number, including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	PLXS	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company    ☐
        If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.02    Results of Operations and Financial Condition.

On January 26, 2022, Plexus Corp. (“we” or the “Company”) announced results for the fiscal first quarter ended January 1, 2022. A copy of the Company’s related press release is furnished as Exhibit 99.1 to this report.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 26, 2022, the Company announced the appointment of Steven J. Frisch to President and Chief Strategy Officer and Oliver K. Mihm to Executive Vice President and Chief Operating Officer, with each appointment effective immediately. With his promotion, Mr. Frisch assumes the responsibilities of driving the long-term growth of the enterprise, innovation across the Company’s global operations and the execution of the Company’s strategy. These responsibilities include oversight of the Company’s go-to-market, manufacturing technology, engineering solutions, quality, and information technology organizations. With his promotion, Mr. Mihm assumes the responsibilities of ensuring global operational alignment and execution, including oversight of the Company’s regional operations and the aftermarket services and supply chain organizations. Messrs. Frisch and Mihm will report to Todd Kelsey, who will continue as Chief Executive Officer with his responsibilities unchanged.

Mr. Frisch, age 55, joined Plexus in 1990 as a design engineer. Since 2016, Mr. Frisch has served as Executive Vice President and Chief Operating Officer. Prior to that appointment, Mr. Frisch served in various roles including Executive Vice President and Chief Customer Officer, Executive Vice President – Global Customer Services, and Regional President – EMEA, led the Company’s Global Engineering Solutions and held various leadership positions across the Company. Mr. Frisch holds a bachelor's degree in electrical engineering and technology from the Milwaukee School of Engineering, a master's degree in electrical engineering and computer science from Marquette University and a master's degree in business administration from the University of Wisconsin-Madison.

Mr. Mihm, age 50, joined Plexus in 2000 as a design engineer. Since 2020, Mr. Mihm has served as Executive Vice President – Global Supply Chain and Operational Solutions, previously serving as Executive Vice President Supply Chain since 2019. From 2015 to 2019, Mr. Mihm served as Regional President – EMEA. Prior to that, Mr. Mihm was Industrial Market Sector Vice President, led the Company’s Global Engineering Solutions business and held various leadership roles within the Company’s Engineering Solutions organization. Mr. Mihm holds a bachelor’s degree in electrical and electronics engineering from the Pennsylvania State University College of Engineering and a master’s degree in business administration with a specialization in international business from Marquette University.

The Compensation and Leadership Development Committee of the Board of Directors of the Company approved compensation arrangements for Messrs. Frisch and Mihm in their new positions. For information regarding Mr. Frisch’s current compensation, see the Company’s Definitive Proxy Statement for its 2022 annual meeting of shareholders, which was filed with the Securities and Exchange Commission on December 17, 2021. Mr. Frisch’s salary will be $625,000 for 2022, his target payout under the Company’s annual cash incentive plan (the Variable Incentive Compensation Plan, or VICP) will be 85%, and he will receive grants of 10,960 RSUs and 10,150 PSUs under the Company’s equity incentive plan for the fiscal year. Mr. Mihm’s base salary will be $480,000 for fiscal 2022, his target payout under the VICP will be 75%, and he will receive grants of 6,580 RSUs and 6,090 PSUs under the Company’s equity incentive plan for the fiscal year.

There are no arrangements or understandings between Messrs. Frisch and Mihm and any other person pursuant to which they were selected to serve in the roles described above, nor do either of these individuals have any familial relationship with any director or executive officer of the Company. There are not any transactions in which Messrs. Frisch or Mihm has an interest requiring disclosure under Item 404(a) of Regulation S-K.

A copy of the Company’s related press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits

(d) The following exhibits are filed herewith:

Exhibit Number	Description
99.1	Earnings release issued by Plexus Corp., dated January 26, 2022
99.2	Press release issued by Plexus Corp., dated January 26, 2022
104	Cover Page Interactive Data File (the cover page tags are embedded within the Inline XBRL document)

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 26, 2022	PLEXUS CORP.
(Registrant)
By: /s/ Patrick J. Jermain
Patrick J. Jermain
Executive Vice President and Chief Financial Officer